EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Agrees to Sell 500,000 Acres of Nova Scotia Timberlands for $140 Million

ALPHARETTA, GEORGIA — May 9, 2006 (NYSE:NP) — Neenah Paper, Inc. today announced it signed a definitive agreement with Wagner Forest Management Limited to sell approximately 500,000 acres of timberlands in Nova Scotia for $140 million, subject to normal closing conditions. Net after-tax cash proceeds from the transaction are estimated to be approximately $120 million and would be received at closing, which is expected to occur by early in the third quarter. The transaction would result in an after-tax gain of approximately $80 million. Timing of the gain recognition is currently being evaluated.

Sale of these timberlands is consistent with Neenah Paper’s previously announced strategy to unlock value from pulp operations and focus on growth in the fine paper and technical products businesses. Terms of the sale include a supply agreement that ensures Neenah Paper’s Pictou pulp mill continues to receive fiber for its operations and that the timberlands will continue to be managed in a responsible, sustainable manner. Neenah Paper will continue to own approximately 500,000 acres of timberlands in Nova Scotia.

“We are extremely pleased with the terms of the transaction and the completion of this important step in our strategy to transform Neenah Paper and deliver value to shareholders,” said Sean Erwin, Chairman and Chief Executive Officer. “The proceeds can provide a source of funding for investments which would provide growth and offer attractive financial returns. It was also important that the agreement provide for a secure supply of fiber to our Pictou operations and I feel confident that the mill will continue to be successful under this new arrangement.”

UBS Investment Bank acted as financial advisor to Neenah Paper on this transaction.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the labor situation in Ontario and the ability of the company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.